Exhibit 99.1

Contact: Paul Warburg

Central Garden & Pet

925.948.3686

CENTRAL GARDEN & PET COMPANY

RECEIVES NASDAQ DETERMINATION LETTER

WALNUT CREEK, CALIFORNIA, August 19, 2008 – Central Garden and Pet Company (Nasdaq: CENT/CENTA) (the “Company”) today announced that it received a Nasdaq Staff Determination letter on August 13, 2008.

The Company has delayed the filing of its Form 10-Q for the quarter ended June 28, 2008 (“Quarterly Report”) while its Audit Committee completes a review of issues raised in a letter from a Company employee. The Company expects to file the Quarterly Report as soon as practicable after the completion of the review. The Audit Committee’s review is primarily related to whether a reserve should have been established for the end of fiscal 2005 relating to a customer dispute that was settled in early fiscal 2006. The filing of the Quarterly Report will enable the Company to become current in its filing obligations.

The Nasdaq Staff Determination letter indicated that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it did not timely file the Quarterly Report. As a result, unless the Company requests a hearing in accordance with Nasdaq Marketplace Rules, the Company’s securities would be delisted from Nasdaq at the opening of business on August 22, 2008. The Company intends to timely request a hearing before a Nasdaq Listing Qualifications Panel (“Panel”) to appeal the Nasdaq’s Staff determination, which will stay the delisting until the Panel has reached a decision. The decision is generally made in approximately 60 days from the request. However, there can be no assurance that the Panel will grant the Company’s request for continued listing of its Class A common and/or its common stock. If the Company files its Quarterly Report before the hearing or the Panel’s decision, it will once again be in compliance with the Nasdaq Marketplace Rules and the potential delisting will be moot.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers in the following categories: In Lawn & Garden: Grass seed including the brands PENNINGTON® and THE

REBELS™; wild bird feed and the brands PENNINGTON® and KAYTEE®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and Over ‘N Out®; and decorative outdoor patio products and the brands NORCAL®, NEW ENGLAND POTTERY® and MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Pet categories include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON™ and ZILLA™; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™ / NYLABONE®, FOUR PAWS®, PINNACLE® and Avoderm®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific Pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 5,000 employees, primarily in North America and Europe. For additional information on Central Garden & Pet Company, including access to the Company’s SEC filings, please visit the Company’s website at http://www.central.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the potential outcome of the review of the issues raised by the Company employee; the Company’s decision to request a hearing to review the Nasdaq Staff Determination letter; and the possible delisting of the Company’s Class A common and common stock from The Nasdaq Global Select Market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

# # #